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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 8, 2007

                               IVANHOE ENERGY INC.
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             (Exact name of registrant as specified in its charter)

                                  YUKON, CANADA
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                  (State or Other Jurisdiction of Incorporation)

             000-30586                            98-0372413
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       (Commission File Number)                 (I.R.S. Employer
                                            Identification Number)

           SUITE 654 - 999 CANADA PLACE
              VANCOUVER, BC, CANADA                        V6C 3E1
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     (Address of Principal Executive Office)              (Zip Code)

                                 (604) 688-8323
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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       SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 8, 2007, Ivanhoe Energy Inc. ("Ivanhoe Energy" or the "Company") determined that the United States Generally Accepted Accounting Principles (U.S. GAAP) reconciliation notes in its financial statements for the quarters ended June 30, 2005, September 30, 2005, the year ended December 31, 2005, and the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon. On March 9, 2007, Ivanhoe Energy issued a press release announcing that it would restate the U.S. GAAP reconciliation note in the financial statements for, the year ended December 31, 2005, and the affected quarters in 2005 and 2006. A copy of this press release is attached as
Exhibit 99.1 hereto and incorporated in this item by reference.

These restatements are due to a recent interpretation by the United States regulatory authorities of the U.S. accounting rules contained in the Statement of Financial Accounting Standards (SFAS) No.133, Accounting for Derivative Instruments and Hedging Activities, which determines the current U.S. accounting treatment of Ivanhoe Energy's share purchase warrants. Ivanhoe Energy reports in accordance with Canadian generally accepted accounting principles (Canadian GAAP) and provides note disclosure in its financial statements with respect to a reconciliation of Canadian GAAP to U.S. GAAP. Under Canadian GAAP, share purchase warrants are accounted for as equity and recorded at their historical cost. The interpretation under U.S. GAAP requires that Ivanhoe's share purchase warrants that are priced in Canadian dollars must be classified as liabilities at their fair value with any resulting gains or losses being included in the calculation of U.S. GAAP earnings. In these circumstances, a loss (gain) would be recorded by the company when the fair value of the share purchase warrants increases (decreases).

These restatements only pertain to Ivanhoe Energy's U.S. GAAP reconciliation note disclosure, and result in a reduction of approximately US$2.9 million in the previously reported loss for U.S. GAAP for the year ended December 31, 2005 and an increase of approximately $0.9 million for the third quarter of 2006. At the time that Ivanhoe Energy's share purchase warrants are exercised, the value of the warrants will be reclassified to shareholders' equity within the U.S. GAAP note.

Management has discussed the restatement of Ivanhoe Energy's U.S. GAAP reconciliation note disclosure with Deloitte & Touche LLP, the Company's independent registered chartered accountants. The Company will amend and restate its U.S. GAAP reconciliation note for the year ended December 31, 2005 in its to be filed Annual Report on Form 10-K for the year ended December 31, 2006. The Company will also include the amended U.S. GAAP reconciliation disclosure for the affected quarters in 2005 and 2006 in its to be filed Annual Report on Form 10-K for the year ended December 31, 2006. In the interim, investors should no longer rely on the Company's U.S. GAAP reconciliation note disclosure contained in the financial statements for the year ended December 31, 2005, and the affected quarters in 2005 and 2006.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS:


99.1     Press Release dated March 9, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          IVANHOE ENERGY INC.

Date: March 13, 2007                      By: /s/ Gordon Lancaster
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                                              Gordon Lancaster
                                              Chief Financial Officer







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                                  EXHIBIT INDEX

EXHIBIT
NUMBER          EXHIBIT TITLE OR DESCRIPTION
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99.1            Press Release dated March 9, 2007